Exhibit 99.1

Blucora Announces Corporate Reorganization Focused on Future Growth
New leadership team focused on strengthening the company’s industry leadership

IRVING, Texas, April 20, 2020 -- Blucora, Inc. (NASDAQ: BCOR) (“Blucora” or “the Company”), a leading provider of tax-smart financial solutions that empowers people to achieve their financial goals, today announced a series of organizational changes, including adding experienced new talent to the company’s leadership team. The changes are aimed at maximizing efficiencies by returning operations back into each of the businesses, driving growth and better positioning Blucora to exit the current COVID-19 crisis poised to capitalize on its significant growth potential.

“These changes will help us advance our strategic priorities and will also help us in delighting our customers, driving organic growth, and creating incremental value through cross-business synergies, said Chris Walters, President and Chief Executive Officer of Blucora. “We have built a sharp, agile and dedicated leadership team that is ready to hit the ground running, and I’m looking forward to what we’ll be able to accomplish together in 2020 and beyond.”

Finance
Marc Mehlman will join Blucora as Chief Financial Officer on April 27 and will succeed interim CFO Mimi Carsley who will remain with Blucora as Treasurer and SVP of FP&A and Procurement.

“Marc is not only an accomplished finance executive, but also a strong operational leader with deep tax experience and significant wealth management experience,” said Walters. “His background and expertise will make him an exceptional partner as we look to continue to grow our business and maximize efficiencies. I’d also like to extend a sincere thank you to Mimi for stepping up and helping us through this brief transition period as interim CFO. Her work has been strong and I’m very pleased that she’ll remain a senior member of the finance team.”

Mehlman brings a wealth of experience to his role as chief financial officer. Over the past 15 years he has served in various leadership positions at Thomson Reuters Corporation, primarily forced on finance, financial strategy, and business operations. Most recently, as General Manager, Mr. Mehlman built and led both the Large and Strategic Corporate customer segments where he and his team were responsible for the entirety of Thomson Reuters business to large multi-national corporations. In this capacity, he led a 600-person team across sales, retention and proposition roles across Europe and the United States. Prior to that he served as Managing Director of ONESOURCE Direct Tax, where he was responsible for leading the tax preparation segment of the business; Vice President Finance/Operations of ONESOURCE, where he was responsible for overseeing all financial aspects of the business; Vice President Investor Relations; Vice President Business Development; Head of Financial Strategy – Sales & Trading; and Director of Finance – Scientific Division.

Before joining Thomson Reuters, Mehlman served as a portfolio manager at investment firm Sanford C. Bernstein. He holds a Bachelor’s degree from Binghamton University and a Master of Business Administration from the Leonard N. Stern School of Business at New York University.

Wealth Management Division
Effective today, Blucora has named Todd Mackay as President of Wealth Management. Over the years, Mackay has served in a number of key roles that have helped to shape Blucora into an industry leader. Mackay, who has previously headed up the Company’s Tax Preparation and Wealth Management Divisions, most recently served in the role of Chief Business Operations and Development Officer for Blucora. Mackay’s most recent role included leadership for the majority of the operational elements of Avantax. Before this, he also served as Executive Vice President of Corporate Development where he was responsible for Blucora's mergers and acquisitions, strategic investments, and partnerships.

“Todd has been with us since the beginning of our journey in wealth management and I’m very pleased he has agreed to step into this role. His industry knowledge and foresight will serve us well as we continue to add capabilities and support our advisors. Additionally, putting operations back into the business will improve collaboration and execution as we shape the future of our wealth management business,” said Walters.

Enrique Vasquez is taking on the newly created role of Managing Director of Practice Acquisition, focused on acquiring or transitioning existing advisor practices that will eventually convert to the Company’s RIA model. Of Vasquez, Walters stated, “Enrique is leaning into his key strengths around advisor relationships and M&A as he heads up what will be a key growth engine in our Wealth Management Division.”

Tax Prep and Software Division
All TaxAct operations will be consolidated under its current President, Curtis Campbell, who adds the role of President of Software to his responsibilities as he takes the helm of the Software Division. In this role, Campbell will oversee all software development across the Company, including TaxAct and Avantax which includes our Tax Smart Investing (TSI) platform. This will enable Blucora to best leverage the TaxAct products and technology talent, processes and capabilities to deliver more value to Avantax advisors.

To support this division, Blucora announced the addition Dilip Nagaraja as the company’s new Chief Technology Officer and will announce its new Chief Information Officer in the coming weeks. Nagaraja joins Blucora from Paycor, with prior experience with Amazon, Intuit and i2 technologies. He has extensive experience in building products that delight customers and a deep understanding of the latest technology solutions and experience finding the most timely and efficient ways to build tools.

The new Chief Information Officer, who Blucora expects to announce in the coming weeks, will focus on ensuring the Company has the right tools to create a more productive workforce as well as managing the company’s network, infrastructure and security.

Legal, Development and Corporate Administration
Blucora’s Chief Legal Officer Ann Bruder, who has led the Company’s COVID-19 response, has taken on the additional role of Corporate Development and Administrative Officer and will oversee corporate development, corporate risk management, business continuity, security and real estate. Walters continued, “A hallmark of Blucora leaders has always been the ability to adapt and take on new roles and responsibilities that ensure we are well-positioned to continue building on Blucora’s industry-leading position. Ann’s exemplary leadership prior to and during the COVID-19 crisis has had a significant impact on our business. Ann’s positive influence on the organization will increase with her expanded role.”

Growth and Marketing
Raj Doshi joins Blucora as Chief Growth and Marketing Officer, effective today. Doshi was a consultant with McKinsey & Company, and then spent time with Google as the Head of Strategy for the Americas Sales organization, as well as the Head of Customer Acquisition for Google Fiber. Most recently he has been the leader of Sales, Strategy, and Business Development at Updater, a technology company that makes the process of moving much easier for millions of Americans each year. He will oversee Blucora’s consumer and B2B marketing efforts, partner development and strategy. Doshi brings experience in fast-growing businesses leveraging partnership development skills, data-driven decision making and collaboration with product and tech teams to drive growth.

Mike Hogan, who has led marketing, innovation, strategy and TSI, planned to retire following the current tax season and will move forward as expected. Given the extended tax season, he will continue to support the company in a consulting capacity through July 15th.

“I want to thank Mike for all his hard work and dedication to Blucora during his time with us,” said Walters. “We wish him all the best as he takes advantage of his well-deserved retirement.”

Human Resources
Jody Diaz has been named Chief Human Resources Officer, effective today. Diaz most recently worked as the Chief People Officer at Learfield IMG College; a business focused on multimedia rights for college athletics. She also held leadership roles as the Chief Human Resources Officer for four other companies including Rent-A-Center, Ace Cash Express, United Surgical Partners and Viant.

“I’m very pleased to welcome such a talented group of executives to Blucora and I want to again express my appreciation to our current leaders for their willingness to adapt and take on expanded roles that will help propel us forward,” said Walters. “We have significant growth potential across our business which this leadership team is uniquely qualified to capitalize on, especially as we continue to leverage data and new technology that supports all of our customer and advisors. I’m excited for what the future holds and look forward to working closely with this great team.”

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is on the forefront of financial technology, pioneering tax-smart financial solutions that empower people to achieve their goals. Blucora operates in two segments including wealth management, through its Avantax Wealth Management business (formerly operating under the HD Vest and 1st Global brands), the largest tax-focused broker-dealer, with $71 billion in total client assets as of December 31, 2019, and tax preparation, through its TaxAct business, a market leader in tax preparation software with approximately 3 million consumer and professional users. With integrated tax and wealth management, Blucora is uniquely positioned to provide better long-term outcomes for customers with holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Contact:
Bill Michalek
Blucora Investor Relations
(972) 870-6463